                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): MARCH 2, 1998


                             NAB ASSET CORPORATION
             (Exact name of registrant as specified in its charter)



           TEXAS                    0-19391                 76-0332956
  (State of Incorporation)  (Commission File Number)      (IRS Employer
                                                        Identification No.)


                               2 Ada, Suite 100
                           Irvine, California  92618
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  714/790-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 2.  Acquisition or Disposition of Assets.

     On March 2, 1998 the Registrant acquired all of the outstanding shares of the capital stock of Stanwich Holdings, Inc. ("Holdings"), a holding company which in turn owns all of the outstanding shares of Stanwich Financial Services Corp. ("SFSC"). SFSC is in the structured settlement business, providing tax-advantaged funding of defendants' obligations under legal settlement of various insurance claims.

     The sellers of the Holdings' shares were Charles E. Bradley ("Bradley, Sr,"), Charles E. Bradley, Jr. ("Bradley, Jr."), John G. Poole ("Poole") and Scott A. Junkin ("Junkin"). Bradley, Sr. is the Chairman of the Board of the Registrant and is a director of Consumer Portfolio Services, Inc. ("CPS"), which owns 38% of the outstanding shares of the Registrants' common stock. Bradley, Jr. is a director of the Registrant and the President and a director of CPS. Poole is a director of CPS. In addition, CPS held an option (the "CPS Option") to purchase the Holdings' shares from the selling shareholders, which it terminated for the consideration described below.

     The purchase price for the Holdings shares, including the consideration for the termination of the CPS Option, was $934,750 plus up to an additional $2,766,000 (the "Contingent Consideration") if SFSC achieves certain earnings levels during the period (the "Earn-out Period") from May 21, 1997 through January 31, 2003, as described in the next sentence. For each dollar of cumulative pre-tax income of SFSC in excess of $18,284,000 during the Earn-out Period, one dollar of Contingent Consideration is earned, up to a maximum of $2,766,000. Except for $750 paid in cash to Junkin, the entire purchase price (including both the fixed portion and the Contingent Consideration) is to be paid pursuant to promissory notes issued by the Registrant to the sellers (other than Junkin) and CPS. The principal of the promissory notes is payable on March 2, 2003 and bears interest at the rate of 7% per annum. Interest on $934,000 of the principal is payable annually in arrears. The balance of accrued and unpaid interest, if any, is payable at maturity.

     Holdings' only assets are the shares of SFSC stock. Immediately prior to the acquisition, SFSC's assets consisted of approximately $200 million in treasury bonds, equity securities, loans receivable and cash.

     The purchase price was determined by negotiation among the parties. Michael W. Caton, President, represented the Registrant in the negotiations. The book value of the consolidated net assets of Holdings and SFSC as of December 31, 1997 was approximately equal to the fixed portion of the purchase price for the Holdings shares acquired.

Item 7.  Financial Statements and Exhibits

     (a) and (b) The financial statements of the business acquired and the pro-forma financial information referred to in Items 7(a) and (b) of Form 8-K will be filed on or before May 16, 1998, as permitted by Items 7(a)(4) and 7(b)(2) of Form 8-K.

     (c) Exhibits. Exhibits set forth on the Index to Exhibits on page three are incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      NAB ASSET CORPORATION


     Dated March 16, 1998             By: /s/ Alan Ferree

                                      Alan Ferree, Sr. Vice President &
                                      Chief Financial Officer


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                               INDEX TO EXHIBITS

     Exhibit No.    Document
     -----------    --------

         2.1        Stock Purchase Agreement dated February 24, 1998 among the
                    Registrant, Bradley, Sr., Bradley, Jr., and Poole.

         2.2        Option Termination Agreement dated March 2, 1998 between the
                    Registrant and CPS, Bradley, Sr., Bradley, Jr., Poole and
                    Junkin.

        10.19       $1,456,103 Promissory Note dated March 2, 1998 issued by the
                    Registrant to Bradley, Sr.

        10.20       $1,456,103 Promissory Note dated March 2, 1998 issued by the
                    Registrant to Bradley, Jr.

        10.21       $256,959 Promissory Note dated March 2, 1998 issued by the
                    Registrant to Poole.

        10.22       $530,835 Promissory Note dated March 2, 1998 issued by the
                    Registrant to CPS.


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